Exhibit 99.1

       GLOBAL PARTNERS LP REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2006

                     NET INCOME INCREASES 12%; EBITDA UP 16%

    WALTHAM, Mass., May 11 /PRNewswire-FirstCall/ -- Global Partners LP
(NYSE: GLP), one of New England's largest wholesale distributors of distillates, gasoline and residual oil to wholesalers, retailers and commercial customers, today announced financial results for the three months ended March 31, 2006.

    Financial Results for the Three Months Ended March 31, 2006 and 2005

    Net income for the three months ended March 31, 2006 increased approximately 12% to $12.7 million, or $0.85 per diluted limited partner unit, from $11.3 million for the same period in 2005. Adjusted net income per diluted limited partner unit was $1.10 for the first quarter of 2006. Adjusted net income per diluted limited partner unit is a non-GAAP (Generally Accepted Accounting Principles) financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures" and reconciled to net income per diluted limited partner unit in the financial tables following this release. The Partnership's use of adjusted net income per diluted limited partner unit is consistent with the methodology used by the Partnership to measure its per unit performance.

    Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended March 31, 2006 increased approximately 16% to $16.8 million from $14.4 million for the same period in 2005. The financial tables following this release include reconciliations of net income to EBITDA and cash flows for operating activities to EBITDA for the three months ended March 31, 2006 and 2005. EBITDA is a non-GAAP measure explained in greater detail below under "Use of Non-GAAP Financial Measures."

    Distributable cash flow for the first quarter of 2006 was $12.9 million. The financial tables following this release include a reconciliation of net income to distributable cash flow for the three months ended March 31, 2006. Distributable cash flow is a non-GAAP financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures."

    Driven by an increase in petroleum product prices, sales for the three months ended March 31, 2006 increased approximately 17% to $1.35 billion from $1.15 billion in the same period of 2005. Sales in the Wholesale segment increased approximately 17% to $1.20 billion from $1.03 billion in the first quarter of 2005. Sales in the Commercial segment increased approximately 23% to $154.0 million from $125.0 million in the first quarter of 2005.

    For the three months ended March 31, 2006, Global Partners reported combined gross profit of $32.2 million, up approximately 13% from $28.4 million in the comparable period of 2005. The increase in gross profit is attributable to higher margins for Global Partners' products.

    "Global Partners' strong first-quarter reflects the successful execution of our key strategic initiatives, including an increased focus on non-weather-dependent product lines, such as transportation fuels," said President and Chief Executive Officer Eric Slifka. "In addition, our emphasis on higher margin products enabled us to deliver an outstanding performance in the first quarter."

    Recent Highlights

    -- In a separate news release issued today, Global Partners announced the appointment of Thomas J. Hollister, 51, former vice chairman of Citizens Financial Group, Inc., as executive vice president and chief financial officer, effective July 1. He will succeed current Executive Vice President and CFO Thomas A. McManmon, Jr., 62, who will transition to the role of senior advisor to the executive management team.

    -- Global Partners successfully completed its acquisition of a refined petroleum products terminal in Bridgeport, Connecticut. The terminal, which has a capacity of 109,000 barrels, is expected to complement the Partnership's distillate coverage in Connecticut and expand its market share in Southern New England.

    -- The Partnership's Board of Directors declared a cash distribution of $0.425 per unit for the period from January 1, 2006 through March 31, 2006. The distribution is payable May 15 to common and subordinated unitholders of record as of the close of business May 4.

    Financial Results Conference Call

    Management will review Global Partners' first-quarter 2006 financial results in a teleconference call for analysts and investors at 10:00 a.m. ET today.

    Dial-in numbers:  (888) 349-5690 (U.S. and Canada)
                      (706) 643-3945 (International)

    One-week Replay:  (800) 642-1687 (U.S. and Canada)
                      (706) 645-9291 (International)

    Conference ID:    8144998 (Required for live call and replay)

    The call also will be audio webcast live and archived on the Global Partners' website, http://www.globalp.com.

    Use of Non-GAAP Financial Measures

    Net income per diluted limited partner unit as dictated by Emerging Issues Task Force 03-06 ("EITF 03-06") is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The Partnership Agreement does not provide for the quarterly distribution of net income, rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the Partnership in a prudent manner. Accordingly, the distributions the Partnership has paid historically and will pay in future periods are not impacted by net income per diluted limited partner unit as dictated by EITF 03-06.

    Global Partners uses adjusted net income per diluted limited partner unit to measure its per unit financial performance. Adjusted net income per diluted limited partner unit, as presented in the table below, is defined as net income after adding back the theoretical amount allocated to the general partner's interest as provided under EITF 03-06, divided by the weighted average number of outstanding diluted limited partner units during the period.

    Global Partners uses EBITDA as a supplemental financial measure to assess: its compliance with certain financial covenants included in its debt agreements; financial performance without regard to financing methods, capital structure, income taxes or historical cost basis; ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners; its operating performance and return on invested capital as compared to those of other companies in the wholesale marketing and distribution of refined petroleum products business, without regard to financing methods and capital structure; and the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities. EBITDA is not calculated or presented in accordance with generally accepted accounting principles, or GAAP. EBITDA should not be considered an alternative to net income, operating income, cash flows for operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

    Distributable cash flow also is an important non-GAAP financial measure for limited partners of Global Partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. Specifically, this financial measure indicates to investors whether or not Global Partners is generating cash flows at a level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income or any other indicator of the Partnership's performance required by accounting principles generally accepted in the United States. In addition, the distributable cash flow of Global Partners may not be comparable to similarly titled measures of other companies.

                               GLOBAL PARTNERS LP
                         Financial Reconciliations Table
                      (In thousands, except per unit data)
                                   (Unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                     ----------------------------
                                                         2006            2005
                                                     ------------    ------------
#1 Reconciliation of net income per diluted
    limited partner unit to adjusted net income
    per diluted limited partner unit

Net income per diluted limited
 partner unit under EITF 03-06                       $       0.85

Dilutive impact of theoretical
 distribution of earnings                                    0.25

Adjusted net income per diluted
 limited partner unit                                $       1.10

#2 Reconciliation of GAAP net income to
 EBITDA

GAAP net income                                      $     12,688    $     11,300

Depreciation and amortization                               1,072           1,121

Interest expense                                            2,320           2,026

Income tax expense                                            680               -

    EBITDA                                           $     16,760    $     14,447

#3 Reconciliation of cash flows from
    operating activities to EBITDA

Cash flow from operating activities                  $     56,589    $     40,775

Decrease in operating assets and
 liabilities                                              (42,829)        (28,354)

Interest expense                                            2,320           2,026

Income tax expense                                            680               -

    EBITDA                                           $     16,760    $     14,447

#4 Reconciliation of GAAP net income to
    distributable cash flow

GAAP net income                                      $     12,688

Depreciation and amortization                               1,072

Capital expenditures                                         (848)

    Distributable cash flow                          $     12,912

    About Global Partners LP

    Global Partners, a master limited partnership based in Waltham, Massachusetts, is one of the largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline and residual oil to wholesalers, retailers and commercial customers in New England. Global Partners trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

    Safe Harbor Statement

    This news release may contain certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss future expectations for or contain projections of results of operations, financial condition or our ability to make distributions to unit holders or state other "forward-looking" information. Forward-looking statements are not guarantees of performance. Although the Partnership believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond our control, which may cause future results to be materially different from the results stated or implied in this document. Additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained in Global Partners' filings with the Securities and Exchange Commission, including its prospectus as filed on September 29, 2005 pursuant to Rule 424(b) of the Securities Act of 1933, and Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, other than as required by law, and Global Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    The financial statements and financial information presented below reflect the operations of Global Partners LP

                               GLOBAL PARTNERS LP
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                   (Unaudited)

                                                       March 31,     December 31,
                                                         2006            2005
                                                     ------------    ------------
Assets
Current assets:
   Cash and cash equivalents                         $        823    $      1,769
   Accounts receivable, net                               180,426         237,861
   Accounts receivable - affiliates                         2,180           2,005
   Inventories                                            150,553         260,714
   Brokerage margin deposits                                4,769           9,210
   Prepaid expenses and other current
    assets                                                  6,501           7,781
        Total current assets                              345,252         519,340

Property and equipment, net                                22,233          21,975
Intangible assets, net                                     10,197          10,603
Other assets                                                2,673           2,838

        Total assets                                 $    380,355    $    554,756

Liabilities and partners' equity
Current liabilities:
   Accounts payable                                  $    130,976    $    259,463
   Notes payable, other - current
    portion                                                   297             297
   Income taxes payable                                       679           1,200
   Accrued expenses and other current
    liabilities                                            23,346          28,615
   Obligations on forward fixed price
    contracts and other derivatives                         5,253           1,038
        Total current liabilities                         160,551         290,613

Long-term liabilities:
   Revolving line of credit                               129,700         181,600
   Notes payable, other - less current
    portion                                                 1,486           1,559
   Other long-term liabilities                              4,355           4,676
        Total long-term liabilities                       135,541         187,835

Partners' equity                                           84,263          76,308

        Total liabilities and partners'
         equity                                      $    380,355    $    554,756

                               GLOBAL PARTNERS LP
              CONDENSED/CONSOLIDATED/COMBINED STATEMENTS OF INCOME
                    (In thousands, except for per unit data)
                                   (Unaudited)

                                                       Successor      Predecessor
                                                     ------------    ------------
                                                         Three Months Ended
                                                               March 31,
                                                     ----------------------------
                                                         2006            2005
                                                     Consolidated      Combined
                                                     ------------    ------------
Sales                                                $  1,351,023    $  1,152,079
Cost of sales                                           1,318,806       1,123,691
Gross profit                                               32,217          28,388

Selling, general and administrative
 expenses                                                  10,572           9,590
Operating expenses                                          5,551           5,066
Amortization expenses                                         406             406
Operating income                                           15,688          13,326

Interest expense                                            2,320           2,026

Income before income tax expense                           13,368          11,300

Income tax expense                                            680               -

Net income                                                 12,688    $     11,300

Less:
General partner's interest in net income                      254
Limited partners' interest in net income             $     12,434

Net income per limited partner unit,
 basic and diluted(1)(2)                             $       0.85

Weighted average limited partners'
 units outstanding, basic and diluted                      11,285

(1) Under the provisions of Emerging Issues Task Force ("EITF") 03-06, "Participating Securities and the Two-Class Method under FASB Statement No. 128," ("EITF 03-06"), because the Partnership's net income exceeded its distributions for the three months ended March 31, 2006, net income per limited partner unit is presented as if all of the earnings for the period were distributed. Although this theoretical calculation provided by EITF 03-06 does not impact the Partnership's overall net income, it does reduce the Partnership's net income per limited partner unit for the three months ended March 31, 2006.

(2) See Schedule #1 on Financial Reconciliations Table

Contacts:
Thomas A. McManmon Jr.               Edward J. Faneuil
Executive Vice President and         Executive Vice President,
Chief Financial Officer              General Counsel and Secretary
Global Partners LP                   Global Partners LP
(781) 894-8800                       (781) 894-8800

SOURCE  Global Partners LP
    -0-                             05/11/2006
    /CONTACT:  Thomas A. McManmon Jr., Executive Vice President and
Chief Financial Officer, or Edward J. Faneuil, Executive Vice President, General Counsel and Secretary, both of Global Partners LP, +1-781-894-8800/
    /Web site:  http://www.globalp.com /
    (GLP)